Subsidiaries of the Company

Exhibit 21

Name of Subsidiary	State or Region of Incorporation

ABC Cable Networks Group

ABC Family Worldwide, Inc.

ABC Holding Company Inc.

ABC, Inc.

American Broadcasting Companies, Inc.

Buena Vista (Canada), Inc.

Buena Vista Home Entertainment, Inc.

Buena Vista International, Inc.

Buena Vista Pay Television, Inc.

Buena Vista Television

Cable LT Holdings

Circle Location Services, Inc.

Club Penguin Entertainment, Inc.

Disney Enterprises, Inc.

Disney Magic Company Limited

Disney Vacation Development, Inc.

Disney/ABC International Television, Inc.

EDL Holding Company

EDL S.N.C. Corporation

ESPN Classic, Inc.

ESPN Enterprise, Inc.

ESPN, Inc.

Euro Disney Associes S.C.A.

Euro Disney Investments, Inc.

Euro Disney S.C.A.

Hong Kong International Theme Parks, Limited

Imprint, Inc.

International Family Entertainment, Inc.

Jetix Europe N.V. (f/k/a Fox Kids Europe N.V.)

Jetix Europe Properties (Luxembourg) Sarl-Zurich Branch

KGO Television, Inc.

Magical Cruise Limited

Miramax Film Corp.

Pixar

The Walt Disney Company (Germany) GmbH

The Walt Disney Company Limited

Touchstone Television Productions, LLC

TWDC (Japan) Limited

Walt Disney Holdings (Hong Kong) Limited

Walt Disney International Finance LLC

Walt Disney International France, S.A.S

Walt Disney Participations S.A.S.

Walt Disney Pictures and Television

Walt Disney Travel Co., Inc.

Walt Disney World Co.

Walt Disney World Hospitality & Recreation Corporation

WLS Television, Inc.

California

Delaware

Delaware

New York

Delaware

Canada

California

California

California

California

Delaware

Delaware

Canada

Delaware

England

Florida

Delaware

Delaware

Delaware

Delaware

Delaware

Delaware

France

Delaware

France

Hong Kong

Delaware

Delaware

The Netherlands

Switzerland

Delaware

England

New York

California

Germany

England

Delaware

Tokyo

Hong Kong

Delaware

France

France

California

Florida

Florida

Florida

Delaware